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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)

                                February 5, 2002


                               KASPER A.S.L., LTD.
             (Exact Name of Registrant as Specified in its Charter)



   DELAWARE                           0-24179                   22-3497645
(State or Other               (Commission File Number)      (I.R.S. Employer
Jurisdiction of                                           Identification  No.)
 Incorporation)


                    77 METRO WAY, SECAUCUS, NEW JERSEY 07094
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (201) 864-0328
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

On February 5, 2002, Kasper A.S.L., Ltd. (the "Company") and five of its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United State Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Company will continue to operate in the ordinary course of business as debtor-in possession under the jurisdiction of the Bankruptcy Court and has filed a "pre-arranged" plan of reorganization, based on negotiations with an ad hoc committee of the Company's senior noteholders.

The Company has obtained a new $35 Million debtor-in-possession financing facility from its existing bank group, led by JP Morgan Chase. This facility is intended to assure that the Company has the ability to pay for all new supplier shipments received, to invest in retail operations, and substantially upgrade operating systems to achieve further efficiencies.

On February 5, 2002, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99 and is incorporated in its entirety herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Businesses Acquired

                Not applicable

(b)        Pro Forma Financial Information

                Not applicable

(c)        Exhibits

                Exhibit No.                   Document Description
                -----------                   --------------------

                    99                 Press Release dated February 5, 2002










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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 5, 2002

                                       KASPER A.S.L., LTD.

                                       By: /s/ John D. Idol
                                           --------------------------------
                                           Name: John D. Idol
                                           Title: Chairman and
                                                   Chief Executive Officer












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                                  EXHIBIT INDEX


Exhibit No.                        Document Description
-----------                        --------------------

    99                    Press Release dated February 5, 2002


















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